Pricing Supplement dated March 23, 1997                          Rule 424(b)(3)
(To Prospectus dated October 23, 1995)                        File No. 33-62601

                          $190,587,000 Principal Amount

                                  Advanta Corp.

                                  91 Day Notes
                      Six, Eighteen and Thirty Month Notes
              One, Two, Three, Four, Five, Seven and Ten Year Notes



                                             Annual                                              Annual
                           Interest        Percentage                          Interest        Percentage
                             Rate             Yield                              Rate             Yield
Maturity                   Per Annum         (APY)*       Maturity            Per Annum          (APY)*
--------                   ---------         ------       --------            ---------          ------
91 Days                      5.40%            5.55%       One Year              6.16%             6.35%
Six Months                   5.69%            5.85%       Two Years             6.25%             6.45%
Eighteen Months              6.20%            6.40%       Four Years            6.49%             6.70%
Thirty Months                6.39%            6.60%       Five Years            6.77%             7.00%














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* Effective annual yield assumes interest reinvested at the current daily rate. Substantial penalty for early withdrawal.